AS FILED WITH THE SECURITIES AND EXCHANGE
           COMMISSION ON JULY 27, 2005 Registration No. 333-[______]
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            -------------------------

                       TANGER FACTORY OUTLET CENTERS, INC.
             (Exact name of registrant as specified in its charter)

                     NORTH CAROLINA                    56-1815473
           (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)

                              3200 NORTHLINE AVENUE
                                 SUITE 360 27408
                           GREENSBORO, NORTH CAROLINA
              (Address of principal executive offices) (Zip Code)

                            -------------------------


                            THE AMENDED AND RESTATED
                             INCENTIVE AWARD PLAN OF
                     TANGER FACTORY OUTLET CENTERS, INC. AND
                      TANGER PROPERTIES LIMITED PARTNERSHIP

                            -------------------------


                                    Copy to:
         FRANK C. MARCHISELLO, JR.                      RAYMOND Y. LIN, ESQ.
   TANGER FACTORY OUTLET CENTERS, INC.                  LATHAM & WATKINS LLP
          3200 NORTHLINE AVENUE                           885 THIRD AVENUE
                SUITE 360                                    SUITE 1000
    GREENSBORO, NORTH CAROLINA 27408                  NEW YORK, NEW YORK 10022
             (336) 292-3010                                (212) 906-1200
(Name,  address,  including  zip  code,
    and  telephone number, including
    area code, of agent for service)



                             Calculation of Registration Fee
------------------------ ----------------- ----------------- ------------------ ---------------
                              Amount           Proposed           Proposed
     Title of Each          of Shares           Maximum            Maximum        Amount of
  Class of Securities         to be         Offering Price        Aggregate      Registration
   to be Registered         Registered       Per Share (2)     Offering Price        Fee
------------------------ ----------------- ----------------- ------------------ ---------------

Common Shares,
$.01 par value (1)          2,500,000           $27.50          $68,750,000       $8,091.88

(1) The Incentive Plan of the Company and the Operating Partnership authorizes the issuance in the aggregate of a maximum of 6,000,000 shares, 2,500,000 of which are being registered hereunder. Of the shares being registered hereby, 20,210 are subject to presently exercisable options granted under the Plan.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company's Common Shares on the composite tape for the New York Stock Exchange on July 25, 2005.

                                EXPLANATORY NOTE

     Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"), previously registered 1,750,000 common shares of the Company, $.01 par value (the "Common Shares"), to be offered or sold to participants under the Company's Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. (the "Share Option Plan") and the Unit Option Plan for Employees of Tanger Properties Limited Partnership ("Unit Option Plan") on Form S-8 (File Nos. 333-80450 and 333-91863). At the Annual Meeting of Shareholders of the Company on May 9, 2003, the Shareholders ratified an increase, from 1,750,000 to 2,250,000, in the aggregate number of Common Shares which may be issued under the Share Option Plan and Unit Option Plan. In order to add restricted shares and other share-based grants to the Share Option Plan and to merge the Unit Option Plan into the Share Option Plan, holders of Common Shares (the "Shareholders") ratified the Amended and Restated Incentive Award Plan (the "Incentive Plan") of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (the "Operating Partnership"), by and between the Company and the Operating Partnership, at the Annual Meeting of Shareholders of the Company held on May 14, 2004 (the "Annual Meeting"). At the Annual Meeting the Shareholders also ratified an increase, from 2,250,000 to 3,000,000, in the aggregate number of Common Shares which may be issued under the Incentive Plan.

     On December 29, 2004, the Company's Common Shares underwent a two-for-one split (the "Stock Split). Accordingly, pursuant to Rule 416(a) of the Securities Act of 1933, 3,500,000 Common Shares were previously registered and pursuant to
Section 10.3 of the Incentive Plan, an aggregate of 6,000,000 Common Shares may be issued under the Incentive Plan. This registration statement is being filed pursuant to General Instruction E on Form S-8 (Registration of Additional Securities) in order to register an additional 2,500,000 Common Shares, as approved by the Shareholders, which may be offered or sold to participants under the Incentive Plan.

                           INCORPORATION BY REFERENCE

     The Company has filed with the Securities and Exchange Commission the Registration Statements with respect to 1,750,000 Common Shares (as adjusted pursuant to Rule 416(a) of the Securities Act of 1933 to 3,500,000 Common Shares due to the Stock Split) and the Definitive Proxy Statement for the Annual Meeting of Shareholders held on May 14, 2004. The contents of such Registration Statements (File Nos. 333-80450 and 333-91863) and Definitive Proxy Statement (File No. 001-11986) are hereby incorporated by reference.


Item  8.
                                    EXHIBITS

5(a) Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. as to the legality of the Common Shares being registered.

23(a) Consent of PricewaterhouseCoopers LLP.

23(b) Consent of  Vernon,   Vernon,  Wooten,  Brown,  Andrews  &  Garrett,  P.A.
      (Included in Exhibit 5(a)).

24    Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, State of North Carolina, on this 27th day of July 2005.

                                    TANGER FACTORY OUTLET CENTERS, INC.


                                    By:    /s/ Stanley K. Tanger
                                         ---------------------------------------
                                         Stanley K. Tanger
                                         Chairman of the Board and Chief
                                         Executive Officer




                                POWER OF ATTORNEY


     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Stanley K. Tanger the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amended thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities with Tanger Factory Outlet Centers, Inc. and on the date indicated.


               Signature                                 Title                     Date Signed
               ---------                                 -----                     -----------



  /s/ Stanley K. Tanger                  Chairman of the Board and Chief           July 27, 2005
---------------------------------        Executive Officer
   Stanley K. Tanger                     (Principal Executive Officer)

  /s/ Steven B. Tanger                   President, Chief Operating Officer        July 27, 2005
---------------------------------        and Director
Steven B. Tanger


  /s/ Frank C. Marchisello, Jr.          Executive Vice President and Chief        July 27, 2005
---------------------------------        Financial Officer
Frank C. Marchisello, Jr.                (Principal Financial and Accounting Officer)


  /s/ Jack Africk                        Director                                  July 27, 2005
---------------------------------
Jack Africk


  /s/ William G. Benton                  Director                                  July 27, 2005
---------------------------------
William G. Benton


  /s/ Thomas E. Robinson                 Director                                  July 27, 2005
---------------------------------
Thomas E. Robinson


  /s/ Allan L. Schuman                   Director                                  July 27, 2005
---------------------------------
Allan L. Schuman



                                  EXHIBIT INDEX



------------------------- ----------------------------------------------------- --------------------------------------
     EXHIBIT NUMBER                           DESCRIPTION                            SEQUENTIALLY NUMBERED PAGE

------------------------- ----------------------------------------------------- --------------------------------------

5(a)                      Opinion of Vernon, Vernon, Wooten, Brown, Andrews &                     5
                          Garrett, P.A. as to the legality of the Common
                          Shares being registered.

------------------------- ----------------------------------------------------- --------------------------------------
23(a)                     Consent of PricewaterhouseCoopers LLP.                                  6

------------------------- ----------------------------------------------------- --------------------------------------
23(b)                     Consent of Vernon, Vernon, Wooten, Brown, Andrews                       5
                          & Garrett, P.A. (Included in Exhibit 5(a)).

------------------------- ----------------------------------------------------- --------------------------------------
24                        Power of Attorney (included on signature page).                         3
------------------------- ----------------------------------------------------- --------------------------------------










                                                                    EXHIBIT 5(a)


                     [LETTERHEAD OF VERNON, VERNON, WOOTEN,
                         BROWN, ANDREWS & GARRETT, P.A.]

                                July 27, 2005

Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

         Re:      Tanger Factory Outlet Centers, Inc.
                  Registration Statement or Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Tanger Factory Outlet Centers, Inc. (the "Company") and to Tanger Properties Limited Partnership ("the "Operating Partnership") in connection with the authorization of 2,500,000 Common Shares, par value $0.01 per share (the "Shares"), to be issued by the Company pursuant to the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (the "Incentive Plan").

     We are familiar with the proceedings which have been taken and which are contemplated by the Company in connection with the adoption of the Incentive Plan and the authorization and issuance of the Shares. For purposes of this opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. In particular, we have assumed that the Shares will be issued pursuant to the terms of the Incentive Award Plan (or in exchange for Units issued under the Amended and Restated Unit Option Plan for Employees of Tanger Properties Limited Partnership which has been merged into the Incentive
Plan), that the Company and the Operating Partnership, shall have received the exercise price payable for each Share or Unit under the terms of the Incentive Award Plan, and that the Company shall have issued share certificates evidencing any such Shares.

     We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. The opinions expressed herein are limited to matters governed by the laws of the State of North Carolina and no opinion is expressed herein as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing and to the further limitations and qualifications herein expressed, it is our opinion that the Shares have been duly authorized and that, upon receipt by the Company or the Operating Partnership of the exercise price and the issuance of share certificates evidencing the Shares, the Shares will be validly issued, fully paid and non-assessable.

     We understand that you intend to file a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration of the Shares under the Securities Act of 1933, as amended. We consent to your filing this opinion as an exhibit to the Registration Statement.

                      Very truly yours,


                      /s/ Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.
                      ----------------------------------------------------------
                      Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

                                                                   Exhibit 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement of Tanger Factory Outlet Centers, Inc. on Form S-8 of our report dated March 14, 2005 relating to the financial statements and financial statement schedule, which appears in Tanger Factory Outlet Centers, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 14, 2005 related to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Greensboro, North Carolina
July 27, 2005